EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT

	STATE OF		STATE OF
NAME OF SUBSIDIARY	INCORPORATION	NAME OF SUBSIDIARY	INCORPORATION

8930 MEMBER (MD) QRS 14-29, INC.	Delaware	FABRIC (DE) GP	Delaware
8930 STANFORD BOULEVARD LLC	Delaware	FAST (DE) QRS 14-22, INC.	Delaware
AEROBIC (MO) LLC	Delaware	FILM (FL) QRS 14-44 INC.	Delaware
AFD (KV) LLC	Delaware	FIT (CO) QRS 14-101, INC.	Delaware
AFD (MN) LLC	Delaware	FIT (UT) GP QRS 14-92, INC.	Delaware
AIR (IL) QRS 14-48, INC.	Delaware	FRAME (TX) QRS 14-25, INC.	Delaware
AMTOLL (NM) QRS 14-39, INC.	Delaware	FREIGHT (IL) LLC	Delaware
APPLIED FOUR (DE) QRS 14-75, INC.	Delaware	GARDEN (NJ) QRS 14-32, INC.	Delaware
APPLIED UTAH (UT) QRS 14-76, INC.	Delaware	GERB (CT) QRS 14-73, INC.	Delaware
ASSEMBLY (MD)	Maryland	GILBERT PLASTIC LLC	Delaware
AUTOSAFE AIRBAG 14 (CA) LP	Delaware	GOLDFISH (DE) LP	Delaware
BANDWIDTH (UT) QRS 14-58, INC.	Delaware	GUITAR MASS (TN) QRS 14-36 INC.	Delaware
BELREGIE (BEL) QRS 14-102, INC.	Delaware	GUITAR PLUS (TN) QRS 14-37, INC.	Delaware
BEST (CA) QRS 14-4, INC.	Delaware	HAMMER (DE) LIMITED PARTNERSHIP	Delaware
BFS (DE) LP	Delaware	HAMMER (DE) LP QRS 14-100, INC.	Delaware
BFS (DE) QRS 14-74, INC.	Delaware	HAMMER (DE) TRUST	Maryland
BILL-GP (TX) QRS 14-56, INC.	Delaware	HEF (NC-SC) QRS 14-86, INC.	Delaware
BILL-MC 14 LP	Delaware	IJOBBERS (DE) QRS 14-41, INC.	Delaware
BM-LP (TX) QRS 14-57, INC.	Delaware	IJOBBERS LLC	Delaware
BOLT (DE) LIMITED PARTNERSHIP	Delaware	INITIATOR (CA) QRS 14-62, INC.	Delaware
BP (IL) GP QRS 14-97, INC.	Delaware	IRON (TX) QRS 14-51, INC.	Delaware
BP (IL) L.P.	Delaware	JORG (MO) QRS 14-46 INC.	Delaware
BSL CALDWELL (NC) LLC	Delaware	LABRADOR (AZ) LP	Delaware
BT-YORK (PA)	Pennsylvania	LEARN GP (PA) QRS 14-88 INC.	Delaware
CAREY NORCROSS, LLC	Delaware	LEATHER (DE) QRS 14-72, INC.	Delaware
CATFISH (DE) QRS 14-79, INC.	Delaware	LINCOLN (DE) LP	Delaware
CBS (PA) QRS 14-12, INC.	Delaware	LTI (DE) QRS 14-81, INC.	Delaware
CEL (MN) QRS 14-40, INC.	Delaware	LTI TRUST (MD)	Maryland
CHASSIS (DE) LIMITED PARTNERSHIP	Delaware	MERI (NC) LLC	Delaware
CLEAR (NY) L.P.	Delaware	MERI (NC) MM QRS 14-98, INC.	Delaware
COMP (TX) QRS 14-15, INC.	Delaware	META (CA) QRS 14-6, INC.	Delaware
COMP DELAWARE LP	Delaware	METAL (DE) QRS 14-67, INC.	Delaware
CONDUCTOR (CA) QRS 14-11, INC.	Delaware	MOLD (AZ) QRS 14-13, INC.	Delaware
CONSTRUCT (CA) QRS 14-18, INC.	Delaware	MORE APPLIED FOUR (DE) LLC	Delaware
CP GAL KENNESAW, LLC	Delaware	MORE APPLIED UTAH (UT) LLC	Delaware
CP GAL LEAWOOD, LLC	Delaware	MOVIE (VA) QRS 14-24, INC.	Delaware
CP GAL PLAINFIELD, LLC	Delaware	NCE (OH) LLC	Delaware
CPA 14 (UK) FINANCE COMPANY	Delaware	NEONATAL FINLAND INC.	Delaware
CUPS (DE) LP	Delaware	NETWORK (UT) LLC	Delaware
DELAWARE CHIP LLC	Delaware	NEX (CA-GA) 14-60, INC.	Delaware
DELAWARE COMP LLC	Delaware	NEX (GA) LP	Delaware
DELAWARE FRAME (TX), LP	Delaware	NEXPACK (NETH) QRS 14-66, INC.	Delaware
DELIVER (TN) QRS 14-49, INC.	Delaware	NOR (GA) QRS 14-17, INC.	Georgia
DIX (GA) QRS 14-80, INC.	Delaware	NOR (MD)	Maryland
DIX (GA-LP) QRS 14-82, INC.	Delaware	NR (LA) QRS 14-95, INC.	Delaware
DOUGH (DE) QRS 14-77, INC.	Delaware	PARTS (DE) QRS 14-90, INC.	Delaware
DOUGH (MD)	Maryland	PLATES (DE) QRS 14-63, INC.	Delaware
DRILL (DE) TRUST	Maryland	POPCORN (TX) QRS 14-43 INC.	Delaware
DRUG (AZ) QRS 14-42, INC.	Delaware	PR (CA) QRS 14-91 INC.	Delaware
DYNE (DE) LP	Delaware	PRODUCT (OH) QRS 14-64, INC.	Delaware

SUBSIDIARIES OF REGISTRANT (Continued)

STATE OF
NAME OF SUBSIDIARY	INCORPORATION

PROJECTOR (FL) QRS 14-45, INC.	Delaware
PUMP (MO) QRS 14-52, INC.	Delaware
PWE (MULTI) QRS 14-85, INC.	Delaware
QRS 14-PAYING AGENT, INC.	Delaware
RUSH IT LLC	Delaware
SCHOOL (PA) LP	Delaware
SERVE (MN) QRS 14-38 INC.	Delaware
SIM (MI) QRS 14-59, INC.	Delaware
SM (NY) QRS 14-93, INC.	Delaware
SMT (SC) LLC	Delaware
SP (CA) QRS 14-94, INC.	Delaware
SPEED (NC) QRS 14-70, INC.	Delaware
STORAGE (DE) QRS 14-23, INC.	Delaware
STOR-MOVE UH 14 BUSINESS TRUST	Massachusetts
SYE (CA) LP	Delaware
SYE (CA) QRS 14-47 INC.	Delaware
TEACH (PA)	Maryland
TERRIER (AZ) QRS 14-78, INC.	Delaware
THEATRE (DE) QRS 14-14, INC.	Delaware
TICKET (NJ) QRS 14-61, INC.	Delaware
TONER (DE) QRS 14-96, INC.	Delaware
TOOLS (DE) QRS 14-87, INC.	Delaware
TOWER (DE) QRS 14-89, INC.	Delaware
TOWER 14 (MD)	Maryland
TRUCK (IN) QRS 14-3, INC.	Delaware
UH STORAGE (DE) LIMITED PARTNERSHIP	Delaware
UK PANEL LLC	Delaware
UNI (NC) QRS 14-84, INC.	Delaware
VINYL (DE) QRS 14-71, INC.	Delaware
WADD-EXPANSION (DE) QRS 14-99 INC.	Delaware
WELL-MEZZ (MULTI) LLC	Delaware
WELL-PROP (MULTI) LLC	Delaware